Exhibit 10.3

WAIVER AGREEMENT

THIS WAIVER AGREEMENT (this “Agreement”) is entered into on October 26, 2016, by and between AdvancePierre Foods, Inc. (the “Company”) and John Simons (the “Executive”).

WHEREAS, the Executive currently serves as the President and Chief Executive Officer of the Company pursuant to the terms of the Executive Employment Agreement by and between the Executive and the Company, dated as of September 30, 2013 (the “Employment Agreement”);

WHEREAS, in connection with the transition of the Executive’s performance of services to the Company and appointment of his successor, Executive intends to resign from the position of President of the Company at such time as his successor is appointed to such position, and subsequently resign from the position of Chief Executive Officer of the Company at such time as his successor is appointed to such position, and Executive has agreed to waive his right to terminate employment with the Company for Good Reason (as defined in the Employment Agreement) in connection with such resignation;

WHEREAS, the Company and the Executive desire to enter into this Agreement;

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      The Executive hereby agrees to resign from the position of President of the Company at such time as his successor is appointed to such position, and from the position of Chief Executive Officer of the Company at such time as his successor is appointed to such position and, in connection therewith, to take such action as may be requested by the Company’s Board of Directors to effectuate such resignations.

2.                                      The Executive hereby voluntarily and irrevocably waives any and all rights that the Executive may have to terminate his employment with the Company for Good Reason (as defined in the Employment Agreement) or receive severance payments and benefits by reason of such termination pursuant to Section 4(c) of the Employment Agreement in connection with his ceasing to serve as President of the Company and as Chief Executive Officer of the Company, respectively, including, without limitation, as a result of any changes to the Executive’s authority, duties or responsibilities in respect of the foregoing.

3.                                      Except as modified by this Agreement, the terms and conditions of the Employment Agreement, including the rights and obligations of the Executive and the Company thereunder, shall remain unchanged and in full force and effect.

4.                                      This Agreement may be executed in counterparts, each of which shall be an original and which taken together shall constitute one and the same document.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

ADVANCEPIERRE FOODS, INC.

By:	/s/ Dean Hollis
Name:	Dean Hollis
Its:	Chairman of the Board

EXECUTIVE

/s/ John Simons
John Simons

[Signature Page to Waiver Agreement]